UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ		07410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment to a Material Definitive Agreement

On October 30, 2009, the Company, as part of its strategy to restructure its balance sheet, entered into an Amendment and Waiver (“Amendment”) to Registration Rights Agreement (the “Registration Rights Agreement”) dated September 29, 2004 among Vyteris, Inc. (fka Treasure Mountain Holdings, Inc.), Spencer Trask Ventures, Inc., Rodman & Renshaw, LLC, and various shareholders.  Pursuant to Section 6(f) of the Registration Rights Agreement, the terms of the Agreement, including Section 2(b) thereof, may be amended by the holders of a majority in interest of the holders of Registerable Securities under the Registration Rights Agreement.

The Amendment requires the Company to compensate investors for registration rights penalties and interest incurred of approximately $2.6 million under Section 2(b) of the Agreement. The Company will issue up to 1,250,000 restricted shares of its common stock and warrants to purchase up to 1,250,000 restricted shares of its common stock at an exercise price of $0.75 per share with a term of up to three years in order to settle the approximately $2.6 million of accrued liquidated damages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Joseph Himy
Name: Joseph Himy
Title: Chief Financial Officer

Dated: November 3, 2009